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                                                             EXHIBIT 11.1


              STATEMENT OF COMPUTATION OF NET LOSS PER SHARE


                                               YEAR ENDED DECEMBER 31,
                                         ------------------------------------
                                              1995                  1996
                                         --------------        --------------

Net loss                                 $  (2,821,406)        $  (2,280,756)

Weighted average shares of
  common stock outstanding                   1,319,560             2,797,430

Shares related to staff accounting
  bulleting topic 4D:
     Stock Options                              28,506
     Conversion of payable to parent           176,279

Escrow Shares                                 (289,152)             (365,983)
                                         --------------        --------------
Shares used in computing net loss per
  share                                      1,235,193              2,431,447
                                         --------------        --------------
                                         --------------        --------------

Net loss per share                       $       (2.28)        $        (0.94)
                                         --------------        --------------
                                         --------------        --------------

Pro Forma

Net loss applicable to common stock      $  (2,821,406)
                                         --------------
                                         --------------

Calculation of shares outstanding for
  computing pro forma net loss per share:
     Shares used in computing net loss
       per share                             1,235,193

     Adjusted to reflect the effect of
       the assumed conversion of
       preferred stock                         321,328

     Escrow Shares                             (91,808)
                                         --------------

Shares used in computing pro forma net
  loss per share                             1,464,713
                                         --------------
                                         --------------

Pro forma net loss per share             $       (1.93)
                                         --------------
                                         --------------